Execution Version

Exhibit 10.3
FIRST AMENDMENT TO SECURITY AGREEMENT
This FIRST AMENDMENT TO SECURITY AGREEMENT, dated as of February 4, 2022 (this “First Amendment”), is entered into by and among FTI Consulting, Inc., a Maryland corporation (the “Company”), the Subsidiaries of the Company party hereto, as grantors (each a “Grantor”, and together with the Company, the “Grantors”), and Bank of America, N.A., as administrative agent for the holders of the Secured Obligations (in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, the Company, the other Grantors party thereto and the Administrative Agent are party to that certain Security Agreement, dated as of June 26, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof and including all exhibits and schedules thereto, the “Existing Security Agreement”);
WHEREAS, on the date hereof, the parties to the Credit Agreement (as defined in the Existing Security Agreement) (the “Existing Credit Agreement”) are entering into that certain First Amendment to Amended and Restated Credit Agreement (the “First Amendment to Credit Agreement,” and the Credit Agreement (as defined in the Security Agreement immediately prior to the effectiveness of this First Amendment), as amended by the First Amendment to Credit Agreement, the “Credit Agreement”), pursuant to which the Administrative Agent and the Lenders party thereto have agreed, among other things, to amend certain terms of the Existing Credit Agreement in connection with the implementation of the Initial Cash Pooling Arrangements (as defined therein), in each case, upon terms and subject to the conditions set forth in the First Amendment to Credit Agreement; and
WHEREAS, in accordance with Section 12 of the Existing Security Agreement, the Administrative Agent, the Company and each other Grantor party hereto have each agreed, subject to the terms and conditions stated below, to the amendments and other transactions described herein.
NOW, THEREFORE, in consideration of the foregoing and in order to induce the parties hereto to enter into the transactions described herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agree as follows:
SECTION 1.Interpretation.
(a)Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Existing Security Agreement as amended hereby (the “Security Agreement”).
(b)Incorporation into Security Agreement. The Existing Security Agreement and this First Amendment shall henceforth be read together and shall have the effect as if all the provisions of such agreements were contained in one instrument.
(c)Headings. The headings used in this First Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of, and shall not affect the interpretation of, this First Amendment.
(d)Interpretation. This First Amendment shall be construed and interpreted in accordance with the rules of construction set forth in Section 1 of the Security Agreement, and Sections 1.02 and 1.03 of the Credit Agreement.

SECTION 2.Amendments. On the First Amendment Effective Date (as defined in the Credit Agreement), the Existing Security Agreement is hereby amended as follows:
(a)The definition of “Excluded Property” in Section 1.1(c) of the Existing Security Agreement is hereby amended and restated as follows:
““Excluded Property” means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Closing Date as contemplated by the Additional Guarantor Provisions, (a) any fee owned Real Property other than Material Real Property and any leasehold interest in Real Property, (b) motor vehicles and other assets subject to certificates of title, except to the extent a security interest therein can be perfected by the filing of a UCC financing statement, (c) any commercial tort claim with an individual value of less than $5,000,000, (d) governmental licenses or state or local franchises, charters and authorizations and any other property and assets to the extent that the Administrative Agent may not validly possess a security interest therein under applicable laws (including, without limitation, rules and regulations of any governmental authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, which has not obtained, other than to the extent such prohibition or limitation is rendered ineffective under the UCC or any other applicable law (including Debtor Relief Laws) or principles of equity notwithstanding such prohibition and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or any other applicable law (including Debtor Relief Laws) or principles of equity notwithstanding such prohibition, (e) any lease, license or agreement or any property subject to a purchase money security interest, Capital Lease or similar arrangement permitted under the Credit Agreement, in each case, to the extent the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of, or require a consent not obtained of, any other party thereto (other than the Company or a Restricted Subsidiary) after giving effect to the applicable anti-assignment provisions of the UCC or any other applicable law (including Debtor Relief Laws) or principles of equity, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or any other applicable law (including Debtor Relief Laws) or principles of equity notwithstanding such prohibition, (f) letter of credit rights, except to the extent a security interest therein can be accomplished by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement), (g) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (h) any Excluded Securities, (i) assets in circumstances where (A) a security in such asset would result in material tax consequences under Section 956 of the Code, as reasonably determined by the Company, or (B) the cost or burden of obtaining a security interest in such assets, including, without limitation, the cost or burden of title insurance, surveys or flood insurance (if necessary) would be excessive in light of the practical benefit to the Lenders afforded thereby as determined by the Company and the Administrative Agent, and (j) each of the Cash Pooling Accounts (as defined in the Credit Agreement) that are subject to the Cash Pooling Arrangements (as defined in the Credit Agreement), solely during the period in which such deposit account or securities account is subject to a Cash Pooling Arrangement.”
    (b)    Section 5(k)(i) of the Existing Security Agreement is hereby amended by replacing the words “Provide not less than 5 days’ prior written notice (or such lesser notice period or subsequent notice thereof, as agreed to by the Administrative Agent), to the Administrative Agent,” with the words “Provide written notice to the Administrative Agent within thirty (30) days”.

SECTION 3.Conditions of Effectiveness. This First Amendment shall become effective as of the first date on which each of the following conditions precedent shall have been satisfied:
(a)The Administrative Agent shall have received executed counterparts of this First Amendment, each duly executed by (i) the Administrative Agent and (ii) a Responsible Officer of each Loan Party.
(b)The First Amendment Effective Date (as defined in the Credit Agreement) shall have occurred.
SECTION 4.Representations and Warranties. Each Grantor represents and warrants to the Administrative Agent and the Lenders that:
(a)the execution, delivery and performance by each Grantor of this First Amendment has been duly authorized by all necessary corporate or other organizational action and has been duly executed and delivered by each Grantor and constitutes a legal, valid and binding obligation of each Grantor, enforceable against each such Grantor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity; and
(b)the representations and warranties of each Grantor which are contained in the Security Agreement, shall (i) with respect to representations and warranties that contain a materiality qualification or are qualified by Material Adverse Effect (as defined in the Existing Security Agreement), be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification and are not qualified by Material Adverse Effect, be true and correct in all material respects, in each case, on and as of the First Amendment Effective Date (as defined in the Credit Agreement).
SECTION 5.Consent. Each Grantor hereby acknowledges that it (i) has reviewed the terms and provisions of this First Amendment, (ii) consents to the amendments to the Existing Security Agreement effected pursuant to this First Amendment, (iii) consents to the terms, conditions and other provisions of this First Amendment and the Security Agreement, and (iv) consents to each of the transactions contemplated hereby and by the Security Agreement. Each Grantor hereby confirms and agrees that, notwithstanding the effectiveness of this First Amendment, each of the Security Agreement and each Loan Document to which such Grantor is a party or otherwise bound, and the obligations of such Grantor contained in the Security Agreement and each such Loan Document, are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this First Amendment.
SECTION 6.Certain Consequences of Effectiveness.
(a)Except as expressly set forth herein and in the Security Agreement, this First Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent or any other party under the Existing Security Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Security Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(b)Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Security Agreement, the Security Agreement or any other Loan Document in similar or different circumstances.
(c)On and after the First Amendment Effective Date (as defined in the Credit Agreement), each reference in the Existing Security Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Security Agreement, as amended by this First Amendment, and each reference to the Existing Security Agreement in any other Loan Document shall be deemed to be a reference to the Security Agreement. This First Amendment shall constitute a Loan Document for all purposes of the Credit Agreement, as amended by the First Amendment to Credit Agreement.
SECTION 7.Execution in Counterparts; Integration. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or other electronic format (including .pdf) shall be effective as delivery of a manually executed counterpart of this First Amendment. This First Amendment comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this First Amendment and those of any other Loan Document, the provisions of this First Amendment shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this First Amendment.
SECTION 8.Governing Law. THIS FIRST AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Notwithstanding anything to the contrary contained herein, the provisions of Section 11.18(b), Section 11.18(c), Section 11.18(d) and Section 11.19 of the Existing Credit Agreement are incorporated by reference herein, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

COMPANY:
FTI CONSULTING, INC.,
a Maryland corporation
By: /s/ Curtis P. Lu__________
Name: Curtis P. Lu
Title: General Counsel

[Signature Page to First Amendment to Security Agreement]

GUARANTORS:
FTI, LLC,
a Maryland limited liability company
COMPASS LEXECON LLC,
a Maryland limited liability company
FTI INTERNATIONAL LLC,
a Maryland limited liability company
FTI CONSULTING LLC,
a Maryland limited liability company
FTI GENERAL PARTNER LLC,
a Maryland limited liability company
FTI HOSTING LLC,
a Maryland limited liability company
FTI CONSULTING TECHNOLOGY LLC,
a Maryland limited liability company
FTI CONSULTING TECHNOLOGY SOFTWARE CORP,
a Washington corporation
FD MWA HOLDINGS INC.,
a Delaware corporation
FTI CONSULTING (SC) INC.,
a New York corporation
SPORTS ANALYTICS LLC,
a Maryland limited liability company
FTI CONSULTING (GOVERNMENT AFFAIRS) LLC,
a New York limited liability company
FTI CONSULTING REALTY LLC,
a New York limited liability company
FTI CONSULTING REALTY, INC.,
a California corporation
FTI CONSULTING ACUITY LLC,
a Maryland limited liability company
FTI CONSULTING PLATT SPARKS LLC,
a Texas limited liability company
By: /s/ Joanne F. Catanese
Name: Joanne F. Catanese
Title: Secretary

[Signature Page to First Amendment to Security Agreement]

GUARANTORS:
FTI INVESTIGATIONS, LLC,
a Maryland limited liability company
By: /s/ Ronald E. Reno
Name: Ronald E. Reno
Title: Treasurer and Secretary

GREENLEAF POWER MANAGEMENT LLC,
a Maryland limited liability company
By: /s/ Joanne F. Catanese
Name: Joanne F. Catanese
Title: Secretary

FTI CONSULTING GROUP HOLDINGS, INC.,
a District of Columbia corporation
By: /s/ Curtis P. Lu
Name: Curtis P. Lu
Title: President

FTI CONSULTING HOLDINGS, INC.,
a Delaware corporation

By: /s/ Curtis P. Lu
Name: Curtis P. Lu
Title: President

[Signature Page to First Amendment to Security Agreement]

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A.,
as Administrative Agent
By:        /s/ Ronaldo Naval
Name: Ronaldo Naval
Title: Vice President
[Signature Page to First Amendment to Security Agreement]